As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-262304

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CREEK ROAD MINERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7900	98-0357690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2700 Homestead Road, Park City, UT 84098

Tel: 650-525-0231

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCORP SERVICES, LLC

1013 Centre Road, Suite 403-B, Wilmington, DE 19805

Tel: (212) 828-8436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roger W. Bivans

Baker & McKenzie LLP

1900 North Pearl Street, Suite 1500
Dallas, Texas 75201

Tel: +1 214 978 3095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Creek Road Miners, Inc. is filing this Amendment No. 5 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-262304) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Wizard Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.2	By-Laws of GoENERGY, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form SB-2, filed on March 25, 2003).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 15, 2021).
3.5	First Amendment to the Bylaws of Wizard World, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 21, 2016).
3.6	Certificate of Designation and Restatement of Rights, Preferences and Restrictions of Series A Preferred Stock. (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on August 14, 2020.)
3.7	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock. (Incorporated by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q filed on August 13, 2021.)
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, dated December 1, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 7, 2021).
5.1*	Opinion of Baker & McKenzie LLP.
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.2	Form of 12% Senior Secured Convertible Debenture (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on December 23, 2019).
10.5+	Employment Agreement dated as of March 1, 2021 but effective as of November 24, 2020, by and between Wizard Brands, Inc. and Scott D. Kaufman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.6+	Employment Agreement dated as of March 1, 2021 but effective as of November 24, 2020, by and between Wizard Brands, Inc. and Heidi C. Bowman (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.7+	Separation Agreement entered into as of February 20, 2021 between Wizard Brands, Inc. and John D. Maatta (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on March 3, 2021).
10.8	Securities Purchase Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.9	Amendment No.1 to Securities Purchase Agreement, dated July 16, 2021, between Creek Road Miners, Inc. and Leviston Resources, LLC (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.10	Registration Rights Agreement dated March 26, 2021, between Wizard Brands, Inc. and Leviston Resources LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.11	Amendment No. 1 to Registration Rights Agreement, dated July 16, 2021, between Creek Road Miners, Inc. and Leviston Resources, LLC (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.12	Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.13	Amendment No. 1 to Series B Preferred Stock Purchase Warrant (Series 1) issued to Leviston Resources LLC, dated July 16, 2021 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).

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10.14	Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on April 2, 2021).
10.15	Amendment No. 1 to Series B Preferred Stock Purchase Warrant (Series 2) issued to Leviston Resources LLC, dated July 16, 2021(incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021).
10.16	Asset Purchase Agreement dated August 6, 2021, between Kick the Can Corp. and Informa Pop Culture Events, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on August 10, 2021).
10.17	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 31, 2021).
10.18	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 31, 2021).
10.19	Form of Convertible Promissory Note, dated August 19, 2011 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2011).
10.20	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 10, 2021).
10.21	Form of Warrants (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 10, 2021).
10.22	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on December 10, 2021).
10.23+	Employment Agreement dated as of December 23, 2021, by and between Creek Road Miners, Inc. and Paul L. Kessler (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 23, 2021).
10.24+	Amended and Restated Employment Agreement of Scott D. Kaufman dated as of December 23, 2021, by and between Creek Road Miners, Inc. and Paul L. Kessler (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 23, 2021).
10.25+	Employment Agreement dated as of December 23, 2021, by and between Creek Road Miners, Inc. and Scott A. Sheikh (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on December 23, 2021).
10.26+	Employment Agreement dated as of December 23, 2021, by and between Creek Road Miners, Inc. and Alan Urban (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on December 23, 2021).
10.27	Contract with CDMG, Inc. (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2021).
10.28	Contract with CDMG, Inc. (incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2021)
10.29	Contract with Retro Wall Street Consulting, LLC (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2021).
10.30**	Non-Fixed Price Sales and Purchase Agreement dated December 17, 2021 between Creek Road Miners, Inc. and Bitmain Technologies Limited.
10.31**	Gas Supply Agreement dated as of October 22, 2021 between Creek Road Miners, Inc. and American Natural Energy Corporation.
10.32**	Terms and Conditions of Braiins Mining Limited.
10.33**	Binding Memorandum of Understanding between Creek Road Miners, Inc. and Highway Energy Partners, Inc. dated as of May 28, 2022.
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017).
23.1**	Consent of MaughanSullivan LLC.
23.2*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
107**	Calculation of Filing Fee Table

+ Indicates management contract or compensatory plan or arrangement.

* Filed herewith.

** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Park City, Utah on this June 29, 2022.

CREEK ROAD MINERS, INC.

By:	/s/ Scott D. Kaufman
Name:	Scott D. Kaufman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Scott D. Kaufman	Co-Chief Executive Officer, President and Director	June 29, 2022
Scott D. Kaufman	(Principal Executive Officer)

*	Chief Financial Officer	June 29, 2022
Alan Urban	(Principal Financial and Accounting Officer)

*	Executive Chairman, Director	June 29, 2022
Paul L. Kessler

*	Director	June 29, 2022
Richard G. Boyce

*	Director	June 29, 2022
Michael Breen

*	Co-Chief Executive Officer, Director	June 29, 2022
John D. Maatta

Scott D. Kaufman, by signing his name hereto, does hereby sign this registration statement on behalf of the directors of the registrant above in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the SEC.

By:	/s/ Scott D. Kaufman
Name:	Scott D. Kaufman
Title:	Co-Chief Executive Officer

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